UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 2, 2012 (January 27, 2012)

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-12465	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(Address of principal executive offices)

Registrant’s telephone number, including area code: (206) 282-7100

Not applicable

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 27, 2012, Cell Therapeutics, Inc. (the “Company”) entered into an office lease agreement (the “Lease”) with Selig Holdings Company LLC, a Delaware limited liability company (the “Lessor”), to lease approximately 66,045 square feet of office space (the “Premises”) located at 3101 Western Avenue, Seattle, Washington (the “Building”). The Company plans to use the Premises for general office, administrative, storage and related purposes.

The term of the Lease is for a period of 120 months (the “Term”), commencing the earlier of (i) May 1, 2012, or (ii) upon substantial completion of the Work (as defined below) (either, the “Commencement Date”). The Company has two five-year options to extend the Term of the Lease at a market rate determined according to the Lease. The Lease provides for monthly payments of rent during the Term as set forth in the Lease. No rent will be due during the first five months of the Term so long as the Company performs all of its obligations under the Lease. Rent shall be $27.00 per square foot per annum for the remainder of the first 12 months of the Term, with rent increasing three percent over the prior year’s rent amount for each year thereafter for the duration of the Lease. Additionally, the Lease provides that during the first 12 months of the Term, the rent includes certain operating and property tax expenses. After the first 12 months of the Term, the Company must pay the Landlord for the Company’s share of increases in certain operating and property tax expenses in addition to the base rent.

Under the Lease, the Company has the right of first offer to lease certain additional office space that becomes available in the Building on the same terms as provided in the Lease. Additionally, the Company has a continuing right of first refusal to lease other additional office space on the same terms as provided in the Lease if such right is exercised during the first 24 months of the Lease Term, or at a market rate determined according to the Lease if such right is exercised after the first 24 months of the Lease Term.

Before the Company occupies the Premises, it plans to perform improvements to the Premises and the IT/Storage Space (the “Work”), of which Lessor will pay $50.00 per rentable square foot of the Premises and $27.50 per rentable square foot of the finally determined IT/Storage Space square footage. The Company will pay any costs in excess of the amounts specified to be paid by Lessor.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the Lease, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above and referenced under Item 1.01 is hereby incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELL THERAPEUTICS, INC.

Date: February 2, 2012	By:	/S/ JAMES A. BIANCO, M.D.
James A. Bianco, M.D.
Chief Executive Officer